Exhibit 10.2

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of December__, 2019, between Pacific Ventures Group, Inc., a Delaware corporation (the “Company”), and TCA Global Credit Master Fund, LP, a limited partnership organized and existing under the laws of the Cayman Islands (“TCA”).

WHEREAS, the Company and TCA entered into that certain Investment Banking Services Agreement, dated June 20, 2017 (as amended, restated or supplement from time to time, the “IB Agreement”), pursuant to which TCA agreed to provided certain investment banking services to the Company;

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to cause its wholly owned subsidiary, Seaport Group Enterprises LLC, a California limited liability company (“Seaport”), to issue certain securities to TCA in satisfaction of Two Million Four Hundred Fifty Thousand and No/100 United States Dollars (US$2,450,000.00), the remaining amount owed to TCA under the IB Agreement (the “Remaining Obligations”), and TCA desires to receive such securities in satisfaction of such Remaining Obligations, as more fully described in this Agreement;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and TCA agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date hereof, or such other date as the parties may mutually agree.

“Commission” means the United States Securities and Exchange Commission.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

ARTICLE II.

EXCHANGE

2.1 Closing. On the Closing Date, the Company shall cause its wholly owned subsidiary, Seaport, to issue to TCA pursuant to that certain Amended and Restated Limited Liability Company Agreement of Seaport, dated as of the date hereof (the “LLC Agreement”), in full satisfaction of the Remaining Obligations, 9,990 Common Units (as defined in the LLC Agreement, the “Common Units”) and 10,000 Series A Preferred Units (as defined in the LLC Agreement, and together with the Common Units, the “Securities”). The Closing shall occur at the offices of TCA’s counsel or such other location as the parties shall mutually agree.

2.2 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of TCA contained herein (unless as of a specific date therein); and

(ii) all obligations, covenants and agreements of TCA required to be performed at or prior to the Closing Date shall have been performed.

(b) The obligations of TCA hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein); and

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to TCA:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Investment Banking Fees. The Company hereby acknowledges, represents, warrants and confirms to TCA that the obligations of the Company to pay the Remaining Amounts under the IB Agreement are and were valid and binding obligations of the Company. The Company further acknowledges and confirms that the amount of the Remaining Obligations as set forth above and the amount of any prior fees paid under the IB Agreement are and were true and correct.

(c) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement and the LLC Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement.

3.2 Representations and Warranties of TCA. TCA hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Authority. TCA has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. This Agreement has been duly executed by TCA, and when delivered by TCA in accordance with the terms hereof, will constitute the valid and legally binding obligation of TCA, enforceable against TCA in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Investment Representations. TCA understands that the Securities being offered and sold in reliance upon certain exemptions from the registration provisions of the Securities Act, and non-public offering exemptions of the securities laws of the states in which the Securities may be offered or sold. TCA further represents and warrants as follows:

(i) Securities Not Registered; Indefinite Holding Period. TCA has been advised that TCA must be prepared to bear the economic risk of an investment in the Company for an indefinite period because:

● of the nature of the Company’s operations and the risks involved; and

● the Securities will not be registered under applicable securities laws and regulations.

(ii) Illiquidity. TCA understands that there is not and may not be a market for the Securities in the foreseeable future. The Company is not obligated to create or support a secondary market in its securities.

(iii) Purchase for Own Account. TCA represents that the Securities are being acquired solely for TCA’s own account for investment and not with a view toward, or for resale in connection with, any “distribution” (as that term is used in the Securities Act) of all or any portion thereof.

(iv) General Solicitation. TCA is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(v) Accredited Investor. TCA is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. TCA was not formed for the specific purpose of acquiring the Securities.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities shall be issued to TCA with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees and stamp taxes levied in connection with the delivery of the Securities to TCA.

5.2 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and TCA. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

5.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Wyoming, without regard to the principles of conflicts of law thereof. Any dispute arising under or in connection herewith shall be subject to the exclusive jurisdiction and venue of the State and/or Federal courts located in Broward County, Florida.

5.8 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PACIFIC VENTURES GROUP, INC.		Address for Notice: As specified in the IB Agreement (with copy as specified in the IB Agreement)

By:
Name:
Title:

TCA GLOBAL CREDIT MASTER FUND, LP By: TCA Global Credit Master Fund GP, Ltd. Its: General Partner		Address for Notice: As specified in the IB Agreement (with copy as specified in the IB Agreement)

By:
Name:	Robert Press
Title:	Director

ACKNOWLEDGED AND AGREED: SEAPORT GROUP ENTERPRISES LLC

By:
Name:	Shannon Masjedi
Title:	Chief Executive Officer